Exhibit 10.61

LEASE

THIS LEASE made as of November 28, 2011 by and between 534 EAST MIDDLE TURNPIKE, LLC a Connecticut limited liability company, PETER JAY ALTER, TRUSTEE of the LEON C. LECH IRREVOCABLE TRUST under Declaration of Trust dated October 14, 1980 and FERNDALE REALTY, LLC, a Connecticut limited liability company, all having an address at c/o Readco; 6 Vista Drive; Suite 200; Old Lyme, CT 06371 (collectively, the “Landlord”), and Amarin Pharma, Inc a Delaware corporation (“Tenant”).

W I T N E S S E T H :

1. PREMISES. Landlord leases to Tenant and Tenant rents from Landlord those certain premises comprising approximately 5,162 rentable square feet (4,327 usable square feet) on the Second (2nd) floor of the building (the “Building”), which is located on and a part of the property commonly known as 475 Bridge Street, Groton, Connecticut (the “Property”), which premises are depicted as “Lease Area” on Exhibit A to this Lease (the “Premises”) together with the reasonable use in common with others of the common areas and facilities of the Property.

2. TERM. The term of this Lease (the “Term”) shall commence upon the full execution and delivery of this Lease (the “Commencement Date”) and shall terminate on the Expiration Date, as such term is defined below. The payment of all Rent, as defined herein, shall commence on the later to occur of January 15, 2012 or that date that the Pre Commencement Improvements (as defined in Section 12(e)) are completed (the “Rent Commencement Date”) and shall expire on the last day of the month in which occurs the third (3rd) anniversary of the Rent Commencement Date (the “Expiration Date”) unless sooner terminated in accordance with the terms of this Lease. If Landlord requests, Tenant shall offer proof to Landlord that the labor force employed by Tenant is adequately covered by worker’s compensation insurance. Landlord shall not be liable for any loss or damage to property installed in the Premises by the Tenant, or for injuries to persons arising out of work performed thereon by or for Tenant, and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any such loss, damage, or injury.

3. USE. Tenant shall use the Premises for the general office use and otherwise in accordance with, all applicable laws. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant acknowledges that the same or similar businesses may be operated by other tenants or occupants of the Property.

4. MINIMUM RENT. The term “Lease Year” shall mean the twelve (12) month period commencing on the Rent Commencement Date and each subsequent twelve (12) month period. The term “Calendar Year” shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires. Fixed minimum rent (the “Base Rent”) during the term of this Lease shall be payable by Tenant beginning on the Rent Commencement Date in monthly installments in advance on the first (1st) day of each month without demand, offset or deduction of any kind in the following amounts:

Period	Annual Rent	Monthly Rent	Rate/Sq. Ft.
Lease Year 1-3	$102,465.70	$8,538.81	$19.85
Lease Year 4 (Extended Term)	$105,562.90	$8,796.91	$20.45
Lease Year 5	$108,711.72	$9,059.31	$21.06
Lease Year 6	$111,963.78	$9,330.32	$21.69

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord at the time of the execution of this Lease the sum of Ten Thousand and 00/100 Dollars ($10,000.00) in, as security for the faithful performance by Tenant of its obligations pursuant to this Lease. In the event that Tenant shall default pursuant to this Lease, Landlord may apply such amount toward any and all amounts, expenses and other damages owed to, or incurred by, Landlord as a result of such default. In the event that Landlord so applies any portion of the deposit, Tenant shall immediately deposit with Landlord the amount necessary to restore the deposit to the amount existing prior to such application. Landlord agrees to return any remaining deposit within thirty (30) days after the expiration of the Term as the same may be extended, after first applying the deposit to any outstanding defaults at such time. Landlord shall not be obligated to place the deposit in an interest bearing account and may commingle the deposit with Landlord’s other funds and Tenant shall not be entitled to any interest on the deposit, unless required by law. Landlord may deliver the funds deposited by Tenant to any purchaser of Landlord’s interest in the Premises in the event that such interest is sold and in such event Landlord shall be discharged from any further liability with respect to the deposit.

6. UTILITIES. Landlord shall provide electricity for normal office use and water service for purposes incidental to normal office use, the costs of which shall be included in the Operating Expenses. Tenant agrees that it will not install any equipment, which may exceed or overload the capacity of any utility facilities. If Tenant shall use electricity in amounts in excess of that commonly consumed for office use or if Tenant shall consistently and regularly use electricity outside of Building Operating Hours, Landlord shall have the right to require such electrical service to be separately submetered to the Premises, which work shall be performed at Tenant’s sole cost. If submetered electricity is billed separately by the utility provider, Tenant shall pay the amount of such invoice to Landlord. If submetered electricity is not billed separately by the utility provider, Tenant shall pay to Landlord a monthly amount equal to the units of electricity consumed at the Premises for such period, multiplied by the average per unit cost charged to Landlord by the utility company, which amount shall be due, in either of the foregoing cases, within ten (10) days of presentation of an invoice therefor. In the event that electricity service cannot be separately metered, Tenant shall pay to Landlord an amount equal to Landlord’s reasonable estimate of Tenant’s usage thereof. If Tenant is separately billed for all electricity usage, Operating Expenses shall be equitably adjusted to account for Tenant’s direct payment of such utilities. Landlord shall not be liable for any discontinuance of utility services to the Premises and the same shall not constitute a termination of this Lease or an eviction of Tenant. Landlord shall not be liable to Tenant in damages or otherwise (a) if any utility shall become unavailable, or (b) for any interruption in any service caused by the making of any necessary repairs or improvements or by any cause beyond Landlord’s reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant, constructive or otherwise. Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service in the Premises for a period in excess of five (5) consecutive days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by fire or other casualty (in which case Section 20 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of all Base Rent, Additional Rent and other sums payable hereunder during the period beginning on the sixth (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation of service, the amount of abatement shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7. ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay, pursuant to Sections 8 and 9 below, its share of the increases in taxes and operating expenses of the Property. The term “Base Year” shall mean Calendar Year 2012. The term “Tenant’s Proportionate Share” shall mean the percentage represented by a fraction having a numerator equal to the rentable square footage the Premises and the denominator of which is the total rentable square footage of the Building. Tenant’s Proportionate Share is presently 17.56%. Tenant’s Proportionate Share may be adjusted based upon future changes to the common areas of the building. All amounts due from Tenant to Landlord pursuant to Sections 8 and 9 below are collectively referred to as “Additional Rent”. Additional Rent shall be payable on a monthly basis in the same manner as Base Rent. Base Rent and Additional Rent are sometimes hereafter referred to collectively as “Rent”. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent shall survive the expiration of the Term. For any partial Calendar Year included in the Term, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of the days of the Term falling within such Calendar Year.

8. TAXES.

(a) Taxes. “Taxes” shall mean all real estate taxes and assessments, special or otherwise, and other impositions and charges of every kind, manner and nature, extraordinary as well as ordinary, foreseen and unforeseen (including without limitation payments to a special services or business improvements district or similar entity, and any licensing charges in the nature of a tax on the operation of the Property and the Building), and each and every installment thereof, levied or assessed upon or with respect to the Property and ad valorem taxes for any personal property used in connection therewith. Should the State of Connecticut, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Property, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Property and/or the personal property used in connection with the Property, all such taxes, assessments, fees or charges (hereinafter defined as “in lieu of taxes”) shall be deemed to constitute Taxes hereunder. “Taxes” shall also include all legal fees and other costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to “in lieu of taxes”, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

(b) Payment of Tenant’s Share of Taxes. Throughout the Term, Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Tenant’s Proportionate Share of the amount by which Taxes with respect to each Calendar Year exceed the Taxes incurred with respect to the Base Year. Such amount shall be paid in monthly installments, as estimated from time to time by Landlord. Following the close of each Calendar Year, Landlord shall deliver to Tenant a statement of the estimated payments made by Tenant, the actual amount of Taxes incurred for such Calendar Year and the difference between such Taxes and the Taxes incurred with respect to the Base Year. Tenant shall pay any deficiency on account of its estimated payment of Taxes to Landlord as shown by such statement within thirty (30) days after receipt of such statement and any excess shall be refunded by Landlord, provided Tenant is not then in default hereunder, or credited against payments next due hereunder at Landlord’s sole election. Tenant shall receive a credit for the amount by which Taxes with respect to a Calendar Year are less than the Taxes incurred with respect to the Base Year.

(c) Tax Appeals. Tenant acknowledges and agrees that Landlord shall have the exclusive right to appeal or contest any Taxes assessed or imposed with respect to the Property, any such determination being made by Landlord in its sole discretion; provided, however, that if Landlord elects not to appeal or contest any Taxes, it shall notify Tenant in a timely fashion and Tenant may appeal or contest such Taxes in Landlord’s name provided that Tenant shall indemnify, defend and hold Landlord harmless from all claims, loss, cost, expenses and damages incurred or suffered by Landlord on account of Tenant’s appeal or contest of such taxes. The foregoing shall not relieve Tenant from its obligation to pay its share of Taxes in accordance with this Section 8, notwithstanding any pending appeal.

(d) Personal Property and Leasehold Taxes. Tenant shall be solely responsible for and agrees to pay, prior to delinquency, any and all taxes, assessments, levies, fees or other governmental charges of whatever kind or nature levied or assessed upon, against or with respect to (i) the Premises or Tenant’s leasehold interest in the Premises; (ii) all furniture, fixtures, equipment and other personal property of any kind owned by Tenant or located at the Premises; (iii) all alterations, additions or improvements of whatever kind or nature made to the Premises by Tenant. Landlord may, but shall not be obligated to, pay any such amounts, in which case Tenant shall reimburse Landlord for such amount within five (5) days of Landlord’s demand therefore.

9. OPERATING EXPENSES.

(a) Operating Expenses. The term “Operating Expenses” means all costs and expenses of every kind and nature paid or incurred by Landlord in connection with the management, ownership and operation of the Property, including, without limitation, property management fees, snow removal, landscaping, insurance previsions and deductibles, maintenance, repair, refurbishing of any portion of the common areas of the Property or any fixtures or personal property located in or on the Property, utilities and other services (including the repair of all utility and sewer lines, whether above or below ground, and the repair and maintenance of any sprinkler system), insurance and all other costs and expenses of every kind and nature, foreseeable or unforeseeable, required or desired, suggested or recommended for the operation, maintenance or otherwise with respect to the Property in a manner reasonably deemed by Landlord to be appropriate for the best interests of the Property in accordance with Landlord’s method of accounting. Operating Expenses shall not include: (i) depreciation or debt service, (ii) any fees paid to affiliates of Landlord in excess of market rates, (iii) any expenses for which Landlord has been reimbursed directly by a Tenant of the Building, (iv) brokerage expenses and expenses incurred to prepare space for a prospective tenant of the Building, (v) any expenses incurred by Landlord to prepare leaseable space for occupancy by any person, (vi) capital expenses, except that Operating Expenses shall include the amortized portion on an annual basis (amortized over such improvement’s useful life with interest at the rate of ten percent (10%) per annum, whether or not such expense is financed by Landlord), (vii) payments of principal, interest and other charges on mortgages; (viii) costs for categories of services provided to other tenants but not to Tenant; (ix) salaries of executives or principals of Landlord; (x) interest or penalties for any failed payments by Landlord under any contract or agreement (except if such failed payment is a result of Tenant’s failure to pay rent in which case they may be included); (xi) costs incurred in connection with any judgment, settlement or arbitration award resulting from any negligence or willful misconduct of Landlord or its agents; (xii) costs of repairs, restoration or replacements occasioned by fire or other casualty in excess of reasonable insurance deductible amounts, or caused by the exercise of the right of eminent domain; (xiii) the cost to make improvements, alterations and additions to the common areas which are required in order to render the same in compliance with laws, rules, orders, regulations and/or directives as in effect and generally enforced as of the date of this Lease; (xiv) depreciation; (xi) investigation, remediation, abatement or cleanup of Hazardous Materials. If at any time the Building is less than ninety-five (95%) occupied, the components of Operating Expenses that vary based upon the occupancy of the Building, including management fees, shall be increased to the amount that would have been incurred by Landlord if the Building were ninety-five (95%) occupied. Landlord shall be entitled to make an equitable adjustment of Operating Expenses payable by Tenant in order to allocate the cost of any service provided for the exclusive benefit of Tenant and/or other tenants of the Building to those persons who benefit from such services.

(b) Payment of Tenant’s Share of Operating Expenses. Throughout the Term Tenant agrees to pay to Landlord, as Additional Rent, an amount equal to Tenant’s Proportionate Share of the amount by which Operating Expenses with respect to each Calendar Year exceed the Operating Expenses incurred with respect to the Base Year. Such amount shall be paid in monthly installments as estimated by Landlord from time to time. Following the close of each Calendar Year, Landlord shall deliver to Tenant a statement of the estimated payments made by Tenant, the actual amount of Operating Expenses incurred for such Calendar Year and the difference between such Operating Expenses and the Operating Expenses for the Base Year. Tenant shall pay any deficiency on account of Tenant’s estimated payments of Operating Expenses to Landlord as shown by such statement within thirty (30) days after receipt of such statement and any excess shall be refunded by Landlord, provided Tenant is not then in default hereunder, or credited against payments next due hereunder at Landlord’s sole election.

(c) Audit Rights. Tenant and its agents will have the right to examine and copy Landlord’s books and records relating to Operating Expenses according to this section so long as (a) there is no Event of Default under the Lease at the time that the Tenant examines Landlord’s books and records; (b) Tenant’s has fully and promptly paid its Base Rent, Additional Rent and all sums due herein; (c) Tenant, its agents and contractors agree that they will not divulge the contents of Landlord’s books and records, or the result of their examination; (d) intentionally deleted; (e) Tenant requests the examination of Landlord’s books and records within one hundred twenty (120) days after receipt of the statement of Operating Expenses with regard to which Tenant wishes to examine Landlord’s books and records; and (f) intentionally deleted. If Tenant’s examination reveals that it has overpaid its proportionate share of Operating Expenses, then the overpayment will be applied to the next accruing Bases Rent and Additional Rent due under the Lease. If the overpayment exceeds the amount that should have been charged by more than 15%, then Landlord will pay Tenant’s reasonable out-of-pocket costs incurred in connection with the examination (not to exceed $2,500). Tenant’s sole remedy in the event of an overpayment will be the credit against its rent or, if Landlord fails to do so, an offset against its rent. Tenant will not have the right to terminate the Lease on account of an overpayment. Tenant will not have the right to challenge Landlord’s methodology in any examination if it has not previously challenged that methodology.

10. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent:

(a) To change the Building’s name or street address.

(b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building and to approve the design, location, number, size and color of all signs or lettering on the Premises that are visible from the exterior of the Premises.

(c) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and Tenant’s operations are not materially adversely affected.

(d) To furnish door keys for doors in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord’s access to Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault, unless caused by Landlord’s gross negligence. Upon the expiration of the Term or of Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(e) To install a security card access and other security systems, procedures and equipment for the Building. The cost of installing and operating the same shall be included in Operating Expenses.

(f) To purchase and install, at Tenant’s sole expense, all lamps and bulbs used in the Premises.

(g) To designate that window treatment shall be Building Standard venetian blinds or curtains and to designate and approve, prior to installation, all types of additional window shades, blinds or draperies.

(h) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building.

(i) To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises.

(j) To regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators.

(k) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations that do not reduce the usable area of the Premises.

(l) To enter the Premises upon reasonable notice during business hours to inspect the Premises.

(m) To require reasonable security procedures for Tenant’s employees and visitors during normal business hours, and to close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant’s right to admittance to the Premises under such regulations as Landlord may reasonably prescribe from time to time, which may include, but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to security personnel by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant’s employees, agents, clients, customers, invitees, visitors and guests.

11. TELECOMMUNICATION SERVICES.

(a) Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services (“Telecommunication Services”) subject to the following:

(b) Providers. Each Telecommunication Services provider that does not already provide service to the Building shall be subject to Landlord’s approval, which Landlord may withhold in Landlord’s sole discretion. Without liability to Tenant, the license of any Telecommunications Service provider servicing the Building may be terminated under the terms of the license, or not renewed upon the expiration of the license.

(c) Tenant’s Wiring. Landlord may, in it sole discretion, designate the location of all wires, cables, fibers, equipment, and connections for Tenant’s Telecommunication Services (“Tenant’s Wiring”) and restrict and control access to telephone cabinets and rooms. Tenant may not use or access any portion of the Building, including the common areas or roof, for Tenant’s Wiring without Landlord’s prior written consent, which Landlord may withhold in Landlord’s sole discretion or for which Landlord may charge a reasonable fee. Notwithstanding anything to the contrary and without limiting Tenant’s obligations hereunder upon the expiration or termination of the Term of this Lease, at Tenant’s expense and subject to the provisions of Section 12, Tenant shall remove Tenant’s Wiring from the Premises and the Building and restore any damage done as a result of such removal, provided that Landlord may, but shall not be obligated to, remove Tenant’s Wiring and, in such event, Tenant shall pay Landlord, as Additional Rent, the cost of such removal, upon receipt of an invoice therefor from Landlord.

(d) This Section is solely for Tenant’s benefit, and no one else shall be considered a third party beneficiary of these provisions.

12. AS-IS, ALTERATIONS & IMPROVEMENTS.

(a) Tenant has inspected the Premises and, except as expressly set forth below, agrees to accept them in their present, “as is” condition. Tenant shall be responsible for all work necessary or desirable to prepare the Premises for the opening of Tenant’s business, in accordance with plans and specifications to be approved by Landlord and Tenant in writing (collectively, the “Tenant’s Work”). The Tenant’s Work shall be completed by Tenant at its sole cost and expense (subject to the payment of the allowance set forth in subsection (g) below) in accordance with all provisions of this Section 12.

(b) Upon the expiration of the Term or earlier termination of this Lease, all improvements to the Premises made or performed by Tenant shall be surrendered to Landlord, except those which Landlord, by written notice to Tenant may direct Tenant to remove. Tenant shall promptly repair any damage occasioned by removal of any improvements and wiring and cabling, which obligation shall survive the end of the term of this Lease.

(c) No work which Landlord permits Tenant to do or which Tenant is obligated to perform pursuant to this Lease, whether in the nature of construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises.

(d) Tenant shall not do any construction work or alteration, including the Tenant’s Work, nor shall Tenant install any equipment having a cost or value in excess of Five Thousand and 00/100 Dollars ($5,000.00) in any one instance or series of related projects, without first obtaining Landlord’s written approval and consent, which shall not be unreasonably withheld or delayed. If requested by Landlord, Tenant shall present to Landlord plans and specifications for such work (the “Plans”) at the time approval is sought. Any permitted alteration shall be constructed by Tenant, at Tenant’s sole cost, in a good, lien-free and workman-like manner in accordance with the Plans, all applicable laws and building standards. Tenant shall not commence any such work without first delivering to Landlord a policy or policies of liability and property damage insurance, naming Landlord as additional insured, in limits and with companies acceptable to Landlord, as well as a completion bond in a form and issued by a surety company acceptable to Landlord. Upon completion of such work, Tenant shall deliver to Landlord as-built drawing and diagrams of all alterations and improvements to the Premises. Any alterations, additions, improvements and fixtures installed or paid for by Tenant upon the interior or exterior of the Premises, other than unattached moveable trade fixtures and decorations, shall upon the expiration or earlier termination of this Lease become the property of Landlord unless Landlord elects, by delivering written notice to Tenant at the time of Landlord’s approval to require Tenant to remove such alterations, improvements or fixtures.

(e) Landlord agrees to perform the following improvements to the common areas of the Building and property prior to the Commencement Date at Landlord’s expense (referred to herein as the Pre Commencement Improvements):

(i) Demise 2nd Floor Corridors. Landlord shall demise the second floor common corridors in accordance with the demising plan attached as Exhibit A-1 hereto, and properly finish the walls, floor and ceiling. In addition, the common area bathrooms shown on the plan shall be refurbished with new neutral colored paint, fixtures and flooring.

(f) Landlord agrees to perform the following improvements/repairs to the common areas of the Building and property as soon as the weather permits, but not later than June 30, 2012:

(i) Front Entrance Repairs: Landlord to address the wear and tear on the front entry patio/walkway and the concrete support column, repair or replace with the goal of safety and aesthetics.

(ii) Front Vestibule: Landlord to address the front patio grading and drainage in an effort to eliminate water infiltration into the front vestibule.

(g) Landlord shall provide Tenant an allowance of $50,000 to complete improvements to the Premises. Tenant’s anticipated improvements are set forth in Exhibit B attached hereto. Landlord shall pay $50,000 to Tenant promptly upon (i) receipt of satisfactory evidence from Tenant that it has installed improvements within the Premises of equal or greater value, and (ii) providing Landlord with a final lien waiver from its general contractor with respect to the completion of such improvements.

13. OPERATION OF BUSINESS. In regard to the use and occupancy of the Premises, Tenant will at its expense (a) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises or which may cause any damage to the Premises; (b) conduct its business in all respects in a dignified manner in accordance with high standards of store operation consistent with the quality and operation of the Property; (c) neither solicit business nor distribute advertising matter in the common areas; (d) not cause or permit objectionable odors to emanate or to be dispelled from the Premises; and (e) not commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Property, or use or permit the use of any portion of the Premises for any unlawful purpose.

14. COMPLIANCE WITH LAWS. The term “Applicable Laws”, when used herein shall mean all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, the Americans with Disabilities Act, Environmental Laws (as defined below) and all ordinance, regulation, covenant, condition or restriction affecting the Property or the Premises which in the future may become applicable to the Premises and any current or future order, rule, regulation or requirement of the local Board of Fire Underwriters and the New England Fire Insurance Rating Association or any other body having similar function and exercising jurisdiction over the Premises. Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Laws; (b) causes or is reasonably likely to cause damage to the Property or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Property and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Property or any equipment, facilities or systems located on the Property; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities. Tenant shall, at Tenant’s sole cost and expense, be responsible for compliance with all Applicable Laws with respect to the Premises.

15. LANDLORD SERVICES. “Building Operating Hours” shall mean 7:00 am - 6:30 pm Monday through Friday and 9:00am-2:00pm on Saturday excluding state and federal holidays. In addition to the other services provided by Landlord under this Lease, Landlord shall provide the following services on all days included in Building Operating Hours except as otherwise stated:

(a) HVAC service during Building Operating Hours sufficient for comfortable occupancy of the Premises. If Tenant desires HVAC service outside of the Building Operating Hours, Tenant shall request such service at least one day in advance and shall pay to Landlord upon presentation of an invoice, Landlord’s reasonable charge for such service according to the Building standard rates as the same may adjusted from time to time.

(b) Passenger elevator service.

16. ASSIGNMENT/SUBLEASE.

(a) Notwithstanding any other provisions of this Lease, Tenant may not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, a “Transfer”) without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Consent by Landlord to any Transfer shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Landlord may collect payments from any assignee, subtenant or other occupant and apply the net amount collected to the amounts required to be paid pursuant to this Lease, but no acceptance by Landlord of any payments shall be deemed a waiver of this covenant or the acceptance of such person as Tenant hereunder or a release of Tenant from the further performance by Tenant of its obligations under this Lease. Any Transfer effected or attempted to be effected other than in strict compliance with the terms of this Lease and with the prior consent of Landlord and, if required, any mortgagee of the Property shall be a Default (as defined below), and shall confer no rights whatsoever upon the transferee. All reasonable costs incurred by Landlord in connection with any request for consent to a Transfer, including the cost of investigation and the fees of Landlord’s counsel, shall be paid by Tenant on demand.

(b) If Tenant shall desire to assign this Lease or sublet the Premises the entire Premises for the remainder of the Term, Landlord shall have the option, to be exercised within thirty (30) days after written notice to Landlord of such proposed Transfer, of canceling this Lease. If Landlord elects to cancel this Lease, the rights and obligations of the parties shall cease as of a date set forth in a written notice from Landlord to Tenant, which date shall not be less than thirty (30) days after the date of such notice. In the event of any such termination, all rent shall be adjusted as of the date of such termination.

(c) In the event of a permitted Transfer of the whole or any part of the Premises or this Lease where the rent and other payments provided for in or in connection with the Transfer (including any sums payable to Tenant on account of any of its property or interests or services to be provided by Tenant to Transferee in excess of the then fair market value thereof) exceed the rental and other payments to Landlord provided hereunder, or the pro rata portion of such rental and other payments, as the case may be, after first deducting all commercially reasonable, actual and verifiable costs and expenses incurred by Tenant with respect to such Transfer, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the amount by which the rent and all other payments or consideration provided for or furnished in connection with the Transfer exceeds the rent in this Lease for the applicable space. Such excess shall be payable as and when received by Tenant, and Tenant shall exercise best efforts to collect any and all sums due it in connection with any such permitted Transfer.

(d) Notwithstanding the foregoing, Landlord’s consent shall not be required and the provisions of this Section 16 shall not apply with respect to either (i) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (ii) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant. No transfer or assignment of any underlying ownership interest in Tenant shall be deemed an assignment or subletting requiring Landlord’s consent.

17. REPAIRS TO BE MADE BY LANDLORD. Landlord’s sole repair obligations with respect to the Premises under this Lease are, at its expense, to make, or cause to be made, repairs to the roof, structural elements, building systems and the common areas and exterior of the Premises provided that the cost of such repairs shall be included as Operating Expenses to the extent provided in Section 9 hereof. Tenant shall give Landlord prompt notice of the necessity for all such repairs. Tenant acknowledges and agrees that it shall have no right of self-help and waives any self-help rights granted by any law now or hereafter in effect.

18. REPAIRS TO BE MADE BY TENANT. All repairs to the Premises or any installations, equipment or facilities therein, ordinary or extraordinary, excepting only those repairs specifically required to be made by Landlord pursuant to Section 17 above, shall be made by Tenant at its sole expense. Except as otherwise provided in Section 20 below, all repairs which (i) arise from or are caused directly or indirectly by Tenant’s breach of this Lease or by the negligence or willful act of Tenant, its agents, officers, employees, licensees, invitees or contractors; or (ii) arise from Tenant’s use of the Premises; or (iii) relate to any work done by Tenant pursuant to this Lease, shall also be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant will keep the interior of the Premises, in good order and repair and will make all replacements thereto from time to time required at its expense; and will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting only ordinary wear and tear and damage by casualty.

19. LIENS. Should any mechanic’s or other lien be filed against the Premises, the Property, or any part thereof for any reason whatsoever by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within sixty (60) days after notice by Landlord. Tenant’s failure to do so shall constitute a material default under this Lease, without the necessity for any further notice by Landlord to Tenant. If Tenant shall fail to cause the same to be bonded, Landlord may pay the full amount of such lien or bond against the same without notice or liability to Tenant of any kind and the amount so paid by Landlord including reasonable attorney’s fees incurred by Landlord in either defending against such lien or procuring the discharge or bonding of such lien, together with interest thereon at the Default Rate (as defined below), shall be due and payable by Tenant to Landlord.

20. LIABILITY/INDEMNITY. To the maximum extent permitted by law, Tenant shall indemnify and save harmless Landlord, the partners, members, directors, officers, agents and employees of Landlord and those in privity of estate with Landlord, from and against all claims, expenses or liability of whatever nature: (i) arising from any default, act, omission or negligence of Tenant, or Tenant’s contractors, licensees, agents, suppliers, servants, employees, invitees, or customers, or the failure of Tenant or of any such persons to comply with any rule, order, regulation or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or Tenant’s use thereof; or (ii) arising, directly or indirectly, from any accident, injury or damage, however caused (but excluding accident, injury or damage caused by Landlord’s own default or negligence), to any person or property on or about the Premises; or (iii) arising, directly or indirectly, out of any default by Tenant under any of the terms or covenants of this Lease, or in connection with any mechanical, electrical, plumbing, or any other systems, equipment or installations that are to be maintained or repaired by Tenant; or (iv) arising from any accident, injury or damage to any person or property occurring outside of the Premises, where such accident, injury or damage results, or is claimed to have resulted from, any act, default, omission or negligence on the part of Tenant, or Tenant’s contractors, licensees, agents, suppliers, servants employees or customers, or anyone claiming by, through or under Tenant.

21. WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Property, arising from any risk to the extent of the actual proceeds received from any applicable fire and extended coverage insurance and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. Landlord and Tenant shall obtain such endorsements to all policies of insurance as may be necessary to give full effect to the above waivers.

22. TENANT’S INSURANCE. Tenant further covenants and agrees that throughout the Term, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(a) Public Liability And Property Damage. Commercial general liability insurance with single limits of not less than Two Million Dollars ($2,000,000.00) insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof, and property damage liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000) per accident or occurrence. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth above.

(b) Worker’s Compensation. Worker’s Compensation and disability insurance in the minimum amounts required by law.

(c) Leasehold Improvements. Insurance covering all leasehold improvements, alterations, additions or improvements, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than eighty percent (80%) of their full replacement cost from time to time during the term of this Lease, on a special form (all risk) basis, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate as a result of such damage.

(d) Policy Form. All policies of insurance provided for herein shall be issued by insurance companies with general policy holder’s rating of not less than A- and a financial rating of not less than Class VIII as rated in the most current available “Best’s” Insurance Reports, qualified to do business in the State of Connecticut. Landlord, Landlord’s property manager and Landlord’s Lenders (as defined below) shall be named as additional insureds on all liability insurance policies. Complete certificates of such insurance shall be delivered to Landlord before the earlier of the Commencement Date or the commencement of any work in the Premises and thereafter, complete certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. All certificates or policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord twenty (20) days’ notice in writing in advance of any cancellation of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

(e) Coverage Revisions. The insurance required pursuant to this Section including, without limitation, the forms, types, amounts, insurance carrier qualifications and terms of such policies of insurance may be changed by Landlord from time to time as necessary or desirable according to sound property management and business practices and as may be required by Landlord’s Lenders.

23. LANDLORD’S INSURANCE. Landlord shall at all times from and after the commencement date of the term hereof maintain in effect a policy or policies of insurance covering the Property, in an amount not less than eighty percent (80%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease, providing protection against any peril generally included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. Landlord’s obligation to carry the insurance provided for herein may be satisfied within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

24. FIRE OR CASUALTY.

(a) If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty (except fires or other casualties resulting from Tenant’s fault or neglect) and if such damage does not render all or a substantial portion of the Premises or Building untenantable, or in Landlord’s reasonable judgment require more than 180 days to complete, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. If any such damage renders all or a substantial portion of the Premises or Building untenantable, or in Landlord’s reasonable judgment requires more than 180 days to restore, either party shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant’s possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other party at any time within sixty (60) days after the date of such damage. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

(b) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or indirectly through an allowance to Tenant.

(c) Notwithstanding anything to the contrary herein set forth, Landlord shall not be obligated pursuant to this Section to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto. In the event this Lease is terminated as a result of a casualty, Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

25. CONDEMNATION. If the Land or the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a “taking”), or if the configuration of any street or alley adjacent to the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building, Landlord shall have the right, exercisable at its sole discretion by delivery of written notice to

Tenant, to cancel this Lease upon the earlier to occur of: (a) the ninetieth (90th) day following such notice; or (b) the day immediately prior to the date title is transferred to the condemning authority. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation. Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration and Tenant hereby waives any and all rights that it may have now or in the future to any condemnation award except that Tenant may pursue a claim against the condemning authority on account of any moving expenses incurred by Tenant, provided that such award does not reduce or otherwise impair any claim of Landlord on account of such condemnation.

26. PAST-DUE RENT. Tenant shall pay on demand a late charge of five percent (5%) of the amount due when any installment of Rent is paid more than five (5) days late, which shall be in addition to interest on such amount as provided below. Any failure of Landlord to insist upon the payment of the late charge shall not be deemed a waiver of Landlord’s right to impose such late charge for any future delinquent payment.

27. LANDLORD’S REMEDIES.

(a) If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for ten (10) days after written notice to Tenant (provided that such notice and cure period shall only apply to the first such late payment in each calendar year), or under the terms of any other agreement between Landlord and Tenant or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such other default shall continue for thirty (30) days after written notice to Tenant (provided that if such cure cannot be reasonably completed in thirty (30) days, such additional time as is necessary to cure such default provided Tenant has commenced to cure such default within thirty (30) days following Landlord’s written notice and is diligently prosecuting such cure to completion), or if a default involves a hazardous condition and is not cured by Tenant promptly upon written notice to Tenant, or if Tenant shall be in default under the Existing Lease, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature, or if Tenant shall abandon or vacate the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(i) Landlord may terminate Tenant’s tenancy and right of possession and may repossess the Premises by summary process action, by taking peaceful possession or otherwise, in which event Landlord may, but shall be under no obligation to re-let the Premises for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such re-letting or otherwise, Landlord is authorized to decorate, repair, remodel or alter the Premises. Following such termination of Tenant’s tenancy and right of possession, Landlord may either:

(A) treat the Tenant’s payment obligations hereunder as accelerated, and may recover damages for Tenant’s breach of this Lease, which damages the parties stipulate are equal to: (i) the present value of all future Rent reserved under this Lease, together with any other amounts that may become due, for or during the balance of the Term, plus (ii) all reasonable costs and expenses that are actually incurred by Landlord, or that Landlord reasonably expects it will incur in connection with Landlord’s re-letting of the Premises, including, without limitation, costs of decoration, repairs, remodeling, alterations and additions, and brokers and attorney’s fees, less (iii) the amount of all rents received by Landlord through the date of judgment from a third party resulting from a re-letting of the Premises, and less (iv) the present value of the future rents that Landlord reasonably expects it will receive through the end of the Term of this Lease from any third party resulting from a re-letting of the Premises, or

(B) without treating Tenant’s payment obligations as accelerated, Landlord may from time to time recover damages for Tenant’s breach of this Lease, which damages the parties stipulate are equal to: (i) the amount of unpaid Rent reserved under this Lease, together with any other amounts that may become due, through the date of judgment, plus (ii) expenses of re-letting through the date of judgment, including, without limitation, costs of decoration, repairs, remodeling, alterations and additions, and brokers and attorney’s fees, less (iii) the amount of rents received by Landlord from a third party resulting from a re-letting of the Premises through the date of judgment. No suit, judgment or recovery under this provision shall be a defense to any subsequent action brought to recover any amount subsequently due, but not included in any prior judgment.

(ii) Without terminating Tenant’s tenancy or right of possession, Landlord may from time to time recover damages for nonpayment of any Rent or other sums that become due from Tenant under this Lease, and to enforce any other obligations owed by Tenant under this Lease, through the date of judgment. No suit, judgment or recovery under this provision shall be a defense to any subsequent action brought to recover any amount subsequently due, but not included in any prior judgment.

(b) The making of any election as provided in this Section shall be revocable in Landlord’s sole discretion and at any time Landlord may rescind any election made hereunder and pursue any remedy provided hereunder or otherwise available by law or in equity.

(c) In any action commenced to obtain possession of the Premises, including any such action pursuant to a right or remedy provided by law or in equity that is not expressly provided for herein, Tenant waives any right to assert any counterclaims or claims by way of recoupment or set-off. The foregoing shall not limit Tenant’s right to assert any counterclaims or claims by way of recoupment or set-off in any action by Landlord seeking collection of any amounts due to Landlord.

(d) For purposes of this Section: (i) the present value of any sums payable or to be incurred in the future shall be computed, at Landlord’s election, either (A) by applying, as a discount rate, the interest rate payable on U.S. Treasuries maturing as of a date equal or near to the Termination Date as announced by the Wall Street Journal, or (B) by applying such other discount rate as is fair and equitable, and (ii) in determining the amount of Rent or other amounts that, under the Lease, would become due from Tenant in the future, any amounts that cannot be determined precisely as of the date of judgment shall be computed based on the average monthly amount accruing during the twelve (12) month period preceding the date of termination of Tenant’s tenancy, and (iii) notwithstanding anything herein to the contrary, Landlord shall not be required, in calculating damages, to reduce to present value any sums expected to be payable or incurred within two years of the date of judgment payable or to be incurred more than two years from the date of judgment.

(e) The Tenant shall pay upon demand all Landlord’s reasonable costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing the Tenant’s obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord’s fault to become involved or concerned.

28. ACCESS TO PREMISES. Upon reasonable notice at reasonable times, except in emergency situations, Landlord shall have the right to place, maintain and repair all utility equipment of any kind in, upon or under the Premises as may be necessary for the servicing of the Premises and other portions of the Property. Upon reasonable notice, except in emergency situations, Landlord shall also have the right to enter the Premises during business hours to inspect or to exhibit the same to prospective purchasers, mortgagees, and tenants and to make such repairs, additions, alterations or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rents reserved shall not abate in whole or in part, while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise and Tenant shall have no claim for damages, provided that Tenant’s access to and use of the Premises is not materially adversely affected. If Tenant shall not be personally present to permit an entry into said premises when for any reason an entry therein shall be permissible, Landlord may enter the same by a master key or to the extent permissible by law, by the use of force without incurring liability and without in any manner affecting the obligations of this Lease. The provisions of this paragraph shall not be construed to impose upon Landlord any obligation whatsoever for the maintenance or repair of the Property or any party thereof except as otherwise herein specifically provided.

29. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, which do now or may hereafter affect the Property and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and to any ground or other lease, or similar instrument now or hereafter placed against the Property, and to all other agreements and instruments affecting the Property in the land records in the jurisdiction where the Property is located (collectively, the “Superior Instruments”).

It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence such subordination, including any such form as may be reasonably required by Landlord’s lender or proposed lender. If a subordination, non-disturbance and attornment agreement is delivered to Tenant and Tenant fails or refuses to execute the same within twenty (20) business days following Tenant’s receipt thereof, Tenant shall be considered in default under this Lease and this Lease shall be deemed to be automatically subject and subordinate to such Superior Instrument. In the event of termination or expiration of this Lease by reason of the termination of any of the Superior Instruments, provided that the holder of any Superior Instruments assumes the obligations of the Landlord hereunder, subject to the qualifications in this section, and agrees not to disturb Tenant, Tenant shall attorn to and recognize the holder of any Superior Instruments as the landlord under this Lease, in which event this Lease shall be deemed to be reinstated in full force and effect as a direct lease between Tenant and the holder of such Superior Instruments, upon all of the same terms and conditions of this Lease. Any such attornment and/or reinstatement under this Lease shall be effective and self-operative as of the date of any such termination or expiration of this lease without the execution of any further instrument; provided, however, that Tenant agrees, upon the request of the holder of any Superior Instruments to execute and deliver any such instruments in recordable form as shall be reasonably satisfactory to such underlying landlord to evidence such attornment. Any such attornment under this Lease shall provide the holder of the Superior Instruments with all rights of the Landlord under this Lease and Tenant shall be obligated to the holder of the Superior Instruments to perform all of the obligations of the Tenant under this Lease. The holder of the Superior Instruments shall have no obligation to Tenant nor shall the performance by Tenant of its obligations under this Lease, whether prior to or after such attornment, be subject to any defense, counterclaim or setoff by reason of any default by Landlord in the performance of any obligation to be performed by Landlord under this Lease.

In the event of (i) the termination of any ground or underlying lease of the Building or the Property, or both, or (ii) the purchase or other acquisition of the Building or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed or trust, then in any of such events Tenant shall, at the request of Landlord or Landlord’s successor in interest, attorn to and recognize the transferee or purchaser of Landlord’s interest as “Landlord” hereunder, provided that such transferee or purchaser shall not be (a) liable for any act or omission of Landlord before such person’s succession to title or (b) bound by any payment of Base Rent or Additional Rent before such person’s succession to title for more than one month in advance.

As a condition to the effectiveness of the subordination and attornment in this paragraph, Landlord will obtain a reasonably acceptable non-disturbance agreement from the holder of the first mortgage on the Property within sixty (60) days from the execution of this Lease. The non-disturbance agreement will provide that Tenant will not be disturbed by the holder of the first mortgage so long as Tenant is in compliance with the terms of this Lease.

30. QUIET ENJOYMENT. Tenant, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Premises subject to the terms of this Lease and to any mortgage, ground lease or agreements to which this Lease is subordinated.

31. END OF TERM. At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were in upon delivery of possession, reasonable wear and tear excepted, and shall deliver all keys and combinations to locks, safes and vaults to Landlord. Before surrendering the Premises, Tenant shall remove all its personal property including all trade fixtures, and all improvements and/or alterations and all data, electrical and communication cabling and wiring (whether or not located in the Premises) installed by Tenant or on Tenant’s behalf to the extent required by Landlord to be removed as provided elsewhere in this Lease, and shall repair any damage caused by such removal. Tenant’s obligations to perform this section shall survive the end of the term of this Lease. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of Landlord, which Landlord may dispose of as it sees fit, at Tenant’s sole cost and expense, which Tenant shall pay to Landlord upon demand.

32. HOLDING OVER. Any holding over after the expiration of this Lease shall be construed to be a tenancy at will at one hundred fifty percent (150%) of the Base Rent payable immediately prior to such expiration (prorated on a daily basis) and shall otherwise be governed by the applicable terms of this Lease. The preceding sentence shall not be deemed to limit Landlord’s right to recover other or further damages from Tenant in the event Tenant holds over after the expiration of the term. In addition to the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, cost, expense and claims arising as a result of Tenant’s holding over.

33. NO WAIVER. Failure of Landlord to insist upon the strict performance of any provision of this Lease or to exercise any option or any rules and regulations herein contained shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided, and no waiver by Landlord in respect to one Tenant shall constitute a waiver in favor of any other tenant in the Property.

34. NOTICES. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid or by trackable national overnight carrier, and shall be addressed as follows:

if to Landlord:	c/o READCO
6 Vista Drive
Suite 200
Old Lyme, CT 06371

with a copy to:	Mayo Crowe LLC
CityPlace II
185 Asylum Street
Hartford, CT 06103
Attn: Gregg T. Burton

if to Tenant:

Amarin Pharma Inc.
1430 Route 206, Suite 200
Bedminster, NJ 07921
Attn: Fred Ahlholm

Either party may designate such other address as shall be given by written notice. Notices shall be deemed given upon receipt or refusal or three (3) days following the date sent if sent by Certified Mail.

35. RECORDING. This Lease shall not be recorded in the land records and if the Lease or any memorandum thereof shall be recorded in the land records, Tenant shall execute and deliver a release thereof, which obligation shall survive the expiration or termination of this Lease and Tenant shall indemnify, defend and hold Landlord harmless from all claims, loss, cost and expense incurred or suffered by Landlord as a result of Tenant’s failure to timely deliver the same.

36. PARTIAL INVALIDITY. If any provision of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

37. BROKER’S COMMISSION. Landlord and Tenant each represent and warrant to the other that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease except to Colliers International of Connecticut, Inc., and Londregan Commercial Real Estate Group, which commission is to be paid by Landlord pursuant to a separate written agreement, and each agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim, including cost of counsel fees, which are alleged to arise out of the acts or conduct of the indemnifying party.

38. RULES AND REGULATIONS. Tenant agrees to abide by and conform to any reasonable rules and regulations promulgated from time to time by Landlord.

39. LIMITATION OF LIABILITY. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the interest of Landlord in the Property for the satisfaction of any claim against Landlord arising out of this Lease, the Premises or the Property, and no other assets of Landlord or its partners, members, agents or employees shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

40. ESTOPPEL CERTIFICATES. Tenant shall, upon request by Landlord and within ten (10) days of such request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the commencement and termination dates thereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied or stating those claimed by Tenant not to have been performed; (5) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord; and such other matters as Landlord may reasonably request. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon same.

41. ENVIRONMENTAL LAW. This Section shall not limit the generality of Section 14 hereof. As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated byphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment) collectively “Environmental Laws”) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property. Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises, the Building or the Land, except in a manner and quantity necessary for the ordinary performance of Tenant’s business and that it will comply with all Environmental Laws relating to the use, storage or disposal or any such Hazardous Materials. If Tenant’s use of Hazardous Materials on or about the Premises, the Building or the Land results in the Property being deemed to be an “establishment” under the Connecticut Transfer Act or in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Land, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises, the Building or the Land. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand. Upon reasonable notice to Tenant, Landlord may inspect Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Leased Premises, the Building or the Land) liabilities and expenses (including reasonable attorney’s fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises, the Building, or the Land by Tenant or its agents, employees, contractors or invitees or (ii) Tenant’s breach of any provision of this Section. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

42. FINANCIAL STATEMENTS. If requested by Landlord, within sixty (60) days after the end of each calendar year, or at any time in connection with a sale or financing of the Property, Tenant and any guarantor of Tenant’s obligations pursuant to this Lease shall submit to Landlord a statement of a reasonable approximation of Tenant’s minimum net worth in form and detail reasonably satisfactory to Landlord, subject to Landlord’s execution of Tenant’s customary confidentiality agreement.

43. MISCELLANEOUS.

(a) Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

(b) Interest. All payments becoming due to Landlord under this Lease and remaining unpaid when due shall bear interest until paid at the lesser of (i) twelve (12%) percent or (ii) the highest rate which is at the time lawful in the State of Connecticut.

(c) Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

(d) Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section this Lease.

(e) Authority. Tenant hereby represents and warrants to Landlord that Tenant is a validly created entity in good standing in its state of formation, that all management action necessary for the valid execution and deliver of this Lease has been performed and that the undersigned is authorized to execute this Lease on behalf of Tenant.

(f) Lease Contains All Terms. All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

(g) Delivery for Examination. Submission of the form of the Lease for examination or negotiation shall not constitute an offer to lease on the terms contained therein, nor shall such submission bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

(h) No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

(i) Modification of Lease. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise materially and adversely change the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord’s request, execute appropriate instruments effecting such modifications.

(k) Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability thereafter arising under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

(l) Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

(m) Captions. The captions of sections and subsections are for convenience only and shall not be deemed to limit, construe, or affect the meaning of such sections or subsections.

(n) Consent of Landlord. Where, under the terms of this Lease, the consent or approval of Landlord shall be required, such consent or approval, unless otherwise expressly provided for herein to the contrary, may be arbitrarily withheld. Notwithstanding anything to the contrary, Tenant shall not be entitled to any claim for direct or consequential damages in the event Landlord is determined to have improperly withheld its consent hereunder, it being the intention of the parties that Tenant shall only be entitled to an order for specific performance or injunction in such event.

(o) Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions”, if Landlord so elects, as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

(p) Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent,

partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(q) Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

(r) Invalidity or Inapplicability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(s) Time of Essence. Time is of the essence of this Lease and each of its provisions.

(t) Governing Law. Interpretation of this Lease shall be governed by the law of the State of Connecticut.

(u) Signage. Landlord shall provide Tenant with a sign on the directory in the lobby of the Building and entrance floor signage on any partial floor comprising a portion of the Premises, which signage shall conform to building standard and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Additionally, the anchor tenant (66% of the property) has secured exclusive rights to place its signage on the exterior of the Building. Landlord will permit building signage rights to Tenant subject to securing express consent from the existing anchor tenant. Any building signs that may be installed following receipt of such consent shall be at the sole expense of Tenant.

(v) Intentionally Deleted.

(w) WAIVER OF RIGHT TO JURY TRIAL. TENANT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT THE TENANT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THE LEASE AND/OR THE PREMISES, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN TENANT AND LANDLORD OF ANY KIND OR NATURE.

(x) Joint And Several Obligations of Tenant. In the event that this Lease is executed by more than one person as Tenant hereunder, each person so executing this lease shall be jointly and severally liable with each such other person for the performance of all of the obligations of Tenant hereunder.

(y) Counterparts. This Lease may be executed in several counterparts all of which shall constitute one instrument, binding on all parties hereto, notwithstanding that all the parties are not signatories to the same counterpart.

(z) Force Majeure. In the event that Landlord or Tenant is prevented from performing any obligation hereunder by reason of: (1) unusually severe weather and natural phenomena, including without limitation, storms, floods, lightning, hurricanes, and earthquakes; (2) fires; (3) wars, civil disturbances, riots, acts of terrorism, insurrections and sabotage; (4) transportation disasters, whether by sea, rail, air or land; (5) strikes or other labor disputes that are not due to the breach of a labor agreement by the affected party; and (6) actions or failures to act of a governmental authority not reasonably foreseeable, including changes in laws or codes not reasonably foreseeable, that were not voluntarily induced or promoted by the affected party or brought about by the breach of its obligations, the period of time for the performance of such obligation (except the payment of Rent) shall be extended by the period of time during which such party is prevented from performing its obligation by reason of such occurrence.

(aa) Parking. Tenant shall have the right, subject to the rights of any other tenants of the Property existing as of the date hereof, to reasonable parking area on the Property on a non-exclusive and non-reserved basis at no additional charge to Tenant. Tenant shall cause its employees, licensees, invitees and agents to comply with all reasonable rules and regulations promulgated by Landlord from time to time regarding the use of such parking areas. Landlord reserves the right to designate specific parking spaces for the parking of other tenants in the Building. Landlord shall provide Tenant four (4) expressly designated parking spaces in the covered parking area, as noted on the parking plan attached as Exhibit C. If Landlord shall be unable to provide the foregoing parking for reasons outside of Landlord’s control, including, without limitation, any condemnation or other taking, such failure shall not: (i) constitute a default hereunder, (ii) result in any reduction or abatement of Rent due hereunder, (iii) give rise to any right to terminate this Lease, (iv) give rise to any other claim of Tenant against Landlord.

44. RENEWAL OPTION. Provided that Tenant has not defaulted in the performance of any of its obligations hereunder, Tenant shall have the right to extend the Term of this Lease for up to one (1) successive period(s) (each a “Renewal Term”) of three (3) years, exercisable by delivering written notice to Landlord no less than nine (9) months prior to the Expiration Date as the same may be extended by virtue of the exercise of Tenant’s right to extend the Lease for each Renewal Term. The Base Rent due during each of the Renewal Terms shall be as set forth in the table in Section 4, which reflects a 3% annual increase from the Base Rent during the Initial Term.

[Signatures on following page…]

IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease as of the date first mentioned above.

LANDLORD:

534 EAST MIDDLE TURNPIKE, LLC

By:		/s/ Peter Jay Alter, Trustee
Peter Jay Alter, Trustee
Sole Member

FERNDALE REALTY, LLC

By:		READCO Holdings, LLC
Its Member

	By:	/s/ Michael P. Lech
Michael P. Lech
Duly Authorized Member

/s/ Peter Jay Alter, Trustee
Peter Jay Alter, Trustee of the Leon C. Lech
Irrevocable Trust under Declaration of Trust
Dated October 14, 1980

TENANT:

AMARIN PHARMA INC.

By:		/s/ John F. Thero
John F. Thero
Its President

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